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                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated February 1, 2002, in the Registration Statement (Form F-10 No. -) and related Prospectus of TransAlta Corporation dated
May 6, 2002.



Calgary, Canada                                          /s/ Ernst & Young LLP
May 6, 2002                                              Chartered Accountants